Exhibit 5.1

Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (888) 360.9092 kaufCAN.com

September 28, 2016

Kingold Jewelry, Inc.
15 Huangpu Science and Technology Park
Jiang'an District
Wuhan, Hubei Province, PRC 430023

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Kingold Jewelry, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $80,000,000 aggregate offering price comprised of a presently indeterminate amount of the following:

(i)           shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii)          one or more classes or series of shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)          warrants representing the rights to purchase shares of Common Stock or Preferred Stock (the “Warrants”); and

(iv)          units representing ownership of Common Stock, Preferred Stock, Warrants, or any combination(s) thereof (the “Units,” and together with the Common Stock, and Warrants collectively referred to herein as the “Securities” and each as a “Security”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”), at an aggregate public offering price not to exceed $80,000,000.

The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”). Each Warrant Agreement will be between the Company and a financial institution to be identified therein as warrant agent (each, a “Warrant Agent”).

September 28, 2016

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issue of the Securities.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Certificate of Incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s Bylaws, as amended, and (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities covered by this opinion letter, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have made assumptions that are customary in opinions of this kind, including the assumptions of the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, solely in connection with the opinions given in numbered paragraphs 1 and 2 below, the laws of the State of New York.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.  With respect to Warrants to be issued under a Warrant Agreement, when (a) the board of directors of the Company (or an authorized committee thereof), has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and duly executed and delivered by the Company, and (c) such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

September 28, 2016

2.  With respect to shares of Common Stock, when (a) the board of directors of the Company (or an authorized committee thereof), has taken all necessary action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (or an authorized committee thereof), which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

3.  With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Company’s Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Preferred Stock for issuance, and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (or an authorized committee thereof), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (which consideration shall not be less than the par value of the Preferred Stock), the shares of such series of Preferred Stock will be validly issued, fully paid, and non-assessable.

4.  With respect to Units, when (a) the board of directors of the Company (or an authorized committee thereof), has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters, including without limitation the due issuance or reservation for issuance of any Common Stock and Preferred Stock, (b) the purchase agreement for the Units has been duly authorized, validly executed and delivered by the parties thereto, and (c) the Units and/or the Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive unit purchase, underwriting or similar agreement approved by or on behalf of the board of directors of the Company, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the board of directors (or an authorized committee thereof), which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

September 28, 2016

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement, any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 under the Securities Act, will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(b) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(c) in the case of an agreement pursuant to which any Securities are to be issued or governed, there will have been no additions, deletions or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(d) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(e) in the case of any supplement or amendment thereto, underwriting or purchase agreement, Warrant Agreement, certificate of designation, amendment to the Certificate of Incorporation, or other agreement pursuant to which any Securities are to be issued or governed, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(f) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Company’s Certificate of Incorporation, as amended or supplemented, or its Bylaws, as amended, or any applicable law, rule or regulation, or any applicable public policy, or be subject to any defense in law or equity, or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject;

(g) the Company shall have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the board of directors of the Company (or an authorized committee thereof) shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation of the Company, as amended or supplemented, and its Bylaws, as amended (subject to the further assumption that the Certificate of Incorporation, as amended or supplemented, and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); and

September 28, 2016

(h) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

The opinions above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally; (b) general principles of equity, whether such principles are considered in a proceeding of law or at equity; and (c) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kaufman & Canoles, P.C.